Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-3 of Gold Royalty Corp. of our report dated December 23, 2021 relating to the consolidated financial statements of Gold Royalty Corp, which appears in Gold Royalty Corp.’s Annual Report on Form 20-F for the year ended September 30, 2021.

We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, British Columbia

Canada

July 6, 2022